Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Badrinarayanan Kothandaraman, President and Chief Executive Officer of Enphase Energy, Inc. (the “Company”), and Mandy Yang, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 23, 2024	July 23, 2024

/s/ BADRINARAYANAN KOTHANDARAMAN	/s/ MANDY YANG
Badrinarayanan Kothandaraman	Mandy Yang
President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to Enphase Energy, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.